                                                                   Exhibit 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Emerson Electric Co.:

We consent to incorporation by reference in Registration Statement Nos.
333-90240, 333-46919, 333-72591, 333-44163, 33-57161, 33-38805, 33-34948,
33-34633, 33-57985, 33-60399 and 33-2739 on Form S-8 and Registration Statement Nos. 333-52658, 333-84673, 333-66865, 33-62545 and 33-39109 on Form S-3 of Emerson Electric Co. of our report dated November 3, 2003, with respect to the consolidated balance sheets of Emerson Electric Co. and subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2003, which report is incorporated by reference in the September 30, 2003 annual report on Form 10-K of Emerson Electric Co.

Our report refers to a change in accounting for goodwill and other intangible assets.

/s/ KPMG LLP

St. Louis, Missouri
November 14, 2003